EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-55117, 33-52871 and 333-33487) and in
the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-62979, 333-07751 and 333-24449) of Barrett Business Services, Inc. of our report dated February 11, 1998 appearing on page F-1 of this Annual Report on Form 10-K.





PRICE WATERHOUSE LLP

Portland, Oregon
March 31, 1998